SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 10, 2001

                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                     22-3601876
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)



                                    333-88017
                            (Commission File Number)



                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive office) (zip code)



                                 (631) 435-9000
              (Registrant's Telephone number, including area code)



                                 Not applicable.
          (Former name or former address, if changed since last report)







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Item 3. Bankruptcy or Receivership

     On September 10, 2001, American Tissue Inc. and certain of its subsidiaries, listed below, filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, located in Wilmington, Delaware. The Bankruptcy Court assumed jurisdiction of the case on September 10, 2001.

     The following subsidiaries, together with American Tissue Inc., filed Chapter 11 petitions with the U.S. Bankruptcy Court: 100 Realty Management LLC, American Cellulose Mill Corp., American Tissue Corporation, American Tissue Mills of Greenwich LLC, American Tissue Mills of Neenah LLC, American Tissue Mills of New Hampshire, Inc., American Tissue Mills of New York, Inc., American Tissue Mills of Oregon, Inc., American Tissue Mills of Tennessee LLC, American Tissue Mills of Wisconsin, Inc., American Tissue - New Hampshire Electric Inc., Berlin Mills Railway, Inc., Calexico Tissue Company LLC, Coram Realty LLC, Engineers Road, LLC, Gilpin Realty Corp., Grand LLC, Hydro of America LLC, Landfill of America LLC, Markwood LLC, Paper of America LLC, Pulp of America LLC, Pulp & Paper of America LLC, Railway of America LLC, Saratoga Realty LLC, Tagsons Papers, Inc. and Unique Financing LLC.

     In connection with the filing, the Company issued a press release which is attached hereto as Exhibit 99.1.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

          99.1 Press release issued by American Tissue Inc., dated September 10, 2001.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN TISSUE INC.



Date:  September 10, 2001           By:    /s/ Mehdi Gabayzadeh
                                           -------------------------------------
                                    Name:  Mehdi Gabayzadeh
                                    Title: President and Chief Executive Officer